Calculation of Filing Fee Tables
F-3
EQUINOR ASA
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, nominal value NOK 2.50 each of Equinor ASA	457(r)				0.0001381
Fees to be Paid	2	Debt	Debt Securities of Equinor ASA	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities of Equinor US Capital LLC	457(r)				0.0001381
Fees to be Paid	4	Other	Guarantees of Debt Securities of Equinor ASA and Equinor US Capital LLC	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. (2) The ordinary shares may be represented by American Depositary Shares, each of which represents one ordinary share. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of ordinary shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-267857), as amended, or, if registration of additional American Depositary Receipts is necessary, will be registered pursuant to a separate registration statement on Form F-6. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), each Registrant is deferring payment of all of the registration fee.

[2]	See notes (1) and (3) above.

[3]	See notes (1) and (3) above.

[4]	See note (1) above. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date